Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

THIS NOTE IS SUBJECT TO A NOTE PURCHASE AND REPAYMENT AGREEMENT, DATED EFFECTIVE AS OF JULY 26, 2010, BY AND BETWEEN THE COMPANY AND THE INVESTOR REFERRED TO THEREIN (THE “NOTE PURCHASE AGREEMENT”), AND THE HOLDER OF THE NOTE, BY ACCEPTANCE OF THIS NOTE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE PURCHASE AGREEMENT.

August 2, 2010	$3,000,000

PROMISSORY NOTE

DUE AUGUST 2, 2014

FOR VALUE RECEIVED, GeoPharma, Inc., a Florida corporation with its principal place of business at 6950 Bryan Dairy Road, Largo, Florida 33777 (the “Company”), hereby promises to pay in lawful money of the United States to the order of Whitebox Pharmaceutical Growth Fund, Ltd. or its registered successors or assigns (the “Holder”), at the office of the Holder at 3033 Excelsior Boulevard, Suite 300, Minneapolis, Minnesota 55416, or at such other place as the Holder may from time to time designate in writing, the principal sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000) in cash on August 2, 2010, 2014 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, without interest, except for Default Interest as specifically provided below.

This Note is being issued in connection with that certain the Note Purchase and Repayment Agreement dated effective as of August 2, 2010, 2010 between the Company and the Holder, as the same may be amended, modified or supplemented from time to time in accordance with its terms (the “Purchase Agreement”). This Note is subject to the following additional provisions:

1)	Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

a)	“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; provided, however, that this clause (a) shall not apply to any such case or proceeding against the GeoPharma Excluded Entities; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

b)	“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

c)	“Default Interest” shall have the meaning in Section 4(c).

d)	“Event of Default” shall have the meaning set forth in Section 4(a).

e)	“Event of Default Notice” shall have the meaning set forth in Section 4(b).

f)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

g)	“Minnesota Courts” shall have the meaning set forth in Section 5(d).

h)	“GeoPharma Entities” means the Company and each of its Subsidiaries.

i)	“GeoPharma Excluded Entities” means, as used in this Note, the BOSS Subsidiaries, Belcher Pharmaceuticals, Inc. and Breakthrough Engineered Nutrition, Inc., each of which is a subsidiary of the Company as of the date hereof.

j)	“Note Register” shall have the meaning set forth in Section 4(d).

k)	“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

l)	“Purchase Agreement” shall have the meaning set forth in Section 1.

m)	“SEC” shall mean the United States Securities and Exchange Commission.

n)	“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) and 15(d) thereof.

o)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

p)	“Subsidiary” shall have the meaning set forth in the Purchase Agreement.

2)	Prepayment. The Company may prepay all or part of the indebtedness evidenced by this Note at any time without penalty, and the Company shall promptly prepay this Note with 50% of all redemption payments and other distributions it may from time to time receive from American Antibiotics, Inc., a Florida corporation, until the Note is repaid in full. Permitted partial prepayments shall not affect or vary the duty of the Company to pay all obligations when due and shall not impair the right of Holder to pursue all remedies available to it hereunder.

3)	Registration of Transfers and Exchanges.

a)	Different Denominations. Subject to Section 3(b) below, this Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b)	Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c)	Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”) as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

4)	Default.

a)	“Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i)	any default in the payment of the principal amount of this Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

ii)	any GeoPharma Entity shall fail to observe or perform any other covenant or agreement contained in this Note or the Purchase Agreement, which failure is not cured, if possible to cure, within the earlier to occur of (A) 10 Trading Days after notice of such failure sent by the Holder or by any other Holder and (B) 15 Trading Days after the Company or any other GeoPharma Entity has become or should have become aware of such failure;

iii)	any representation or warranty made by the Company in this Note or the Purchase Agreement shall be untrue or incorrect in any material respect as of the date when made or deemed made; or

iv)	the Company or any Significant Subsidiary (other than a GeoPharma Excluded Entity) shall be subject to a Bankruptcy Event.

b)	Rights Upon Event of Default. Promptly after the occurrence of an Event of Default with respect to this Note, the Company shall deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder.

c)	Remedies Upon Event of Default. If an Event of Default arising under Section 4(a) above shall have occurred, (i) the outstanding principal amount of this Note and other amounts owing in respect thereof through the date of acceleration, shall become immediately due and payable in cash and (ii) automatically upon the occurrence of an Event of Default, and commencing one (1) day after the occurrence of any Event of Default, regardless of when such Event of Default becomes known to the Holder, this outstanding principal amount of this Note shall accrue interest until fully repaid at a rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law (“Default Interest”). Upon the payment in full of all amounts due under this Note, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 4(c). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. In the event of such rescission, interest at the default rate of 18% shall continue to accrue until such time as the Event of Default has been cured or waived, and such default interest has been paid in full.

d)	Default Interest Calculations. Default Interest shall be calculated on the basis of a 365-day year, and shall accrue daily commencing one (1) day after the occurrence of any Event of Default, until payment in full of the principal sum, together with all such accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered in the Note Register.

5)	Miscellaneous.

a)	Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number (727) 546-5298, Attention: Carol Dore-Falcone or such other facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 5(a), with a copy to Julio C. Esquivel, Shumaker, Loop & Kendrick, 101 E. Kennedy Boulevard, Suite 2800, Tampa, FL 33602, facsimile number (813) 229-1660. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 5(a) prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 5(a) between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)	Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

c)	Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d)	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Minnesota, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Minneapolis, Minnesota (the “Minnesota Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Minnesota Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Minnesota Courts, or such Minnesota Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e)	Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver by the Company or the Holder must be in writing.

f)	Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g)	Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)	Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

GEOPHARMA, INC.

By:
Name:
Title:

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